Exhibit 10.18

Execution version

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Dated:                    18th October 2023

KOMAINU (JERSEY) LIMITED

and

COINSHARES DIGITAL SECURITIES LIMITED

and

COINSHARES (JERSEY) LIMITED

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

and

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED

Fourth Amendment Agreement to the
Cryptocurrency Custody Agreement
dated 21 December 2020

This agreement is dated 18th October 2023

(1)	KOMAINU (JERSEY) LIMITED a private limited company incorporated under the laws of Jersey, Channel Islands (with registered number 127169) having its registered address at 3rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (“Komainu” or the “Custodian”);

(2)	COINSHARES DIGITAL SECURITIES LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 127061) having its registered address at 2rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Company” or the “Client”);

(3)	COINSHARES (JERSEY) LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 102184) having its registered address at 2rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Programme Manager”);

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales (with company number 01675231), with a registered office address of 8th Floor, 100 Bishopsgate, London EC2N 4AG, England (the “Trustee”), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of the Trust Instrument (as defined in the Original Agreement) as trustee for the Security Holders (as defined in the Trust Instrument); and

(5)	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 122384) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Staking Agent”).

(together, the “Parties”, each of the same, a “Party”).

WHEREAS

(A)	The Parties have entered into a Cryptocurrency Custody Agreement dated 21 December 2020 as amended by an amendment agreement dated 21 December 2021, a second amendment agreement dated 11 March 2022 and a third amendment agreement dated 3 March 2023 (as so amended, the “Original Agreement”), which establishes an overall contractual framework for the provision and delivery of cryptocurrency custody services.

(B)	Appendix 6 of the Original Agreement governs Komainu’s provision of its legacy staking services. This service is being phased out and replaced with a new vault-based solution. An additional appendix governing the new solution has been agreed by the parties.

(C)	The parties now wish to amend the Original Agreement as set out in this agreement.

Agreed terms

1.	Definitions and interpretation

1.1	Terms defined in the Original Agreement shall have the same meaning when used in this agreement, unless defined below.

1.2	The rules of interpretation of the Original Agreement shall apply to this agreement as if set out in this agreement.

1.3	Unless the context otherwise requires, references in the Original Agreement to “this agreement” shall be to the Original Agreement as amended by this agreement.

1.4	In this agreement:

(a)	any reference to a “clause” i s, unless the context otherwise requires, a reference to a clause of this agreement; and

(b)	clause headings are for ease of reference only.

2.	Amendments to the Original Agreement

2.1	In consideration of the mutual covenants, agreements and undertakings herein contained and the sum of £1 paid by the Programme Manager on behalf of itself, the Client, the Staking Agent and the Trustee to the Custodian (receipt whereof the Custodian hereby acknowledges), the parties hereto agree that the Original Agreement shall be amended with effect on and from the date hereof.

2.2	The definition of “Administrator” is amended by adding after the word “Company” the following: “, and includes any successor thereto or replacement thereof or any other entity appointed to provide administration services to the Company”

2.3	A new definition of “Compatible Digital Currency” is inserted after the definition of “Business Day” in Clause 1.1 of the Original Agreement as follows:

“Compatible Digital Currency” means a Digital Currency which is compatible with the Staking Service described in Appendix 7: Vault Staking Services as notified (subject always to paragraphs 8.6 and 8.7 of Appendix 7: Vault Staking Services) by the Custodian to the Client and the Staking Agent from time to time;

2.4	A new definition of “Staking Transaction” shall be inserted after the definition of “Staking Class” in Clause 1.1 of the Original Agreement as follows:

“Staking Transaction” means the application of any Digital Currency for Staking;

2.5	A new Clause 1.5 shall be added after Clause 1.4 of the Original Agreement as follows:

“1.5 This Agreement

References to this Agreement include reference to this Agreement as amended, varied, novated, supplemented or replaced from time to time.”

2.6	Clause 2.9 of the Original Agreement is deleted in its entirety and replaced with the following:

“2.9 Staking

The obligations between the Parties relating to Staking shall be governed as follows:

(i)	By Appendix 7: Vault Staking Services in relation to any Staking Transaction entered into after the date of the Fourth Amendment Agreement to this Agreement for any Compatible Digital Currency; or

(j)	Otherwise by Appendix 6: Legacy Staking Services.”

2.7	A new Clause 2.10 is added to the Original Agreement as follows:

“In the event of any conflict, the applicable appendix with regard to Staking will be determined in accordance with Clause 2.9.”

2.8	Clause 12.6 of the Original Agreement is deleted in its entirety and replaced with the following:

“At any time after any event as described in Clause 5 (Enforcement) of the Security Deed shall have occurred in relation to the Digital Securities or the Digital Securities of any one or more classes in respect of which the Trustee is exercising its powers under Clause 5.2 of the Security Deed or Clause 12.2 of the Trust Instrument or in the circumstances referred to in Condition 6.4(b) or (c), the Trustee may by notice in writing to the Issuer and the Custodian require the Custodian to act, until otherwise instructed by the Trustee, as custodian for the Trustee on the terms of this Agreement applicable to such class or classes (with consequential amendments as necessary (save that the Trustee’s liability under any provisions of this Agreement for the indemnification, remuneration and payment of out-of-pocket expenses of the Custodian (if any) shall be limited to the amounts for the time being held by the Trustee in respect of the Digital Securities or the Digital Securities of such class or classes (as the case may be) on the terms of the Trust Instrument and the Security Deed and which are available (after application in accordance with the relevant order of priority set out in Condition 13) to discharge such liability)) to hold all sums, documents and records held by it in respect of the Digital Securities or the Digital Securities of such class or classes (as the case may be) on behalf of the Trustee and/or deliver up all sums, documents and records held by it in respect of the Digital Securities or the Digital Securities of such class or classes (as the case may be) to the Trustee or as the Trustee shall direct, provided that such notice shall be deemed not to apply to any document or record which the Custodian is obliged not to release by any law or regulation.

Where the Custodian follows Proper Instructions, the Trustee shall have no recourse against the Custodian for the withdrawal of Secured Property by the Company.”

2.9	Appendix 6: Staking Services to the Original Agreement is hereby renamed “Appendix 6: Legacy Staking Services”.

2.10	Paragraph (ii) of the definition of “Staking Wallet” in Appendix 6: Legacy Staking Services is amended by adding “and a particular Pool” after “particular type of Digital Currency”.

2.11	Paragraph 1.2 of Appendix 6: Legacy Staking Services is amended by the addition of the following new definition:

[***]

2.12	Paragraph 4.3 of Appendix 6: Legacy Staking Services is deleted in its entirety and replaced with the following:

“4.3 The Company and the Custodian agree that:

[***]

2.13	Paragraph 4.4 of Appendix 6: Legacy Staking Services is deleted in its entirety and replaced with the following:

[***]

2.14	[***]

2.15	A new paragraph 4.7 of Appendix 6: Legacy Staking Services is added as follows:

“4.7 For payments pursuant to paragraph 4.4 above, the Programme Manager may elect to pay an invoice from any source.”

2.16	A new paragraph 4.8 of Appendix 6: Legacy Staking Services is added as follows:

“4.8 The Client and the Staking Agent shall provide prompt Proper Instructions, including as a standing instruction in accordance with Clause 5.6 of the Custody Agreement, that any Rewards paid to a wallet as otherwise required by the Network in accordance with paragraph 4.3 above will be transferred to a Secured Wallet related to the Pool to which the relevant Staking Transaction applies.”

2.17	A new Appendix 7: Vault Staking Services, as set out in Schedule 1 to this amendment, is added to the Original Agreement.

3.	Continuity

The provisions of the Original Agreement shall, save as amended in this agreement, continue in full force and effect, and shall be read and construed as one document with this agreement.

4.	Miscellaneous

4.1	This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement. No counterpart shall be effective until each party has executed at least one counterpart.

4.2	Any signature to this agreement transmitted or given by electronic means shall be deemed an original signature and, accordingly, be binding upon the Parties hereto to the same extent and with the same force and effect as an original (wet-ink) signature.

5.	Governing law and jurisdiction

5.1	This agreement and any matter, claim or dispute arising out of, or in connection with, its subject-matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England & Wales.

5.2	The Parties agree that the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement and that accordingly any suit, action or proceedings arising out of or in connection with this agreement (together referred to as “Proceedings”) may be brought in the courts of England. For these purposes the Company and the Custodian irrevocably submit to the non-exclusive jurisdiction of the English courts and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

5.3	The Company irrevocably appoints CoinShares (UK) Limited, whose registered office is at 1st Floor 3 Lombard Street, London, England, EC3V 9AQ, (the “Company Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Company in connection with any Proceedings. If for any reason the Company Service Agent is unable to act as such, the Company will promptly notify the Custodian and within 14 calendar days appoint a substitute agent for service of process acceptable to the Custodian.

The Custodian irrevocably appoints Komainu UK Limited, whose registered office is at 1 Angel Lane London EC4R 3AB, (the “Custodian Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Custodian in connection with any Proceedings. If for any reason the Custodian Service Agent is unable to act as such, the Custodian will promptly notify the Company and within 14 calendar days appoint a substitute agent for service of process acceptable to the Company.

5.4	The Custodian acknowledges that, pursuant to the Security Deed (as amended), the Company has assigned to the Trustee for the benefit of itself and the Security Holders (as defined in the Security Deed (as amended)) in respect of the Digital Securities of each class by way of security all its present and future rights, title and interest in the Original Agreement as amended by this agreement to the extent that the same relates to such class.

This agreement has been entered into on the date stated at the beginning of it.

For and on behalf of

KOMAINU (JERSEY) LIMITED

/s/ Nicolas Bertrand
Name:	Nicolas Bertrand
Position:	Director

For and on behalf of

COINSHARES DIGITAL SECURITIES LIMITED

/s/ Jeri-Lea Brown
Name:	Jeri-Lea Brown
Position:	Director

For and on behalf of

COINSHARES (JERSEY) LIMITED

/s/ Charles Butler
Name:	Charles Butler
Position:	Director

For and on behalf of

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

/s/ Lily Frost
Name:	Lily Frost
Position:	Director

For and on behalf of

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED

/s/ Luc Guillou
Name:	Luc Guillou
Position:	Director